                                                                     Exhibit 2.3

                       The Commonwealth of Massachusetts
                         Secretary of the Commonwealth
                   State House, Boston, Massachusetts 02113

        [SEAL]
William Francis Galvin
   Secretary of the
     Commonwealth

                                April 26, 2001

TO WHOM IT MAY CONCERN:

      I hereby certify that according to records in this office, Articles of Merger of Parent and Subsidiary corporations were filed here April 5, 2001, pursuant to Massachusetts General Laws, Chapter 156B, Section 82, whereby the subsidiary corporation, FMD&E, INC., a Massachusetts corporation merged into the parent corporation, CONSTELLATION 3D, INC., a DELAWARE corporation.

      This certificate is issued in accordance with the provisions of Chapter 156B, Section 84.

[SEAL] In testimony of which, I have hereunto affixed the Great Seal of the Commonwealth on the date first above written

                                  /s/ William Francis Galvin
                                  -----------------------------
                                  Secretary of the Commonwealth

[RECYCLING LOGO]

      *This is not a tax clearance. Certificates certifying that all taxes due and payable by the corporation have been paid or provided for are issued by the Department of Revenue.


                                                     FEDERAL IDENTIFICATION
                                                     NO. 13-4064492
                                                     Fee: $250.00

                       The Commonwealth of Massachusetts

 Examiner                    William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

           ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                   (General Laws, Chapter 156B, Section 82)

We, Eugene Levich, Chairman of the Board of Directors, President, and Chief Executive Officer

and Michael Goldberg, Member of the Board of Directors, Secretary, Director of Legal Affairs, and Chief Operating Officer

of                           Constellation 3D, Inc.
   -----------------------------------------------------------------------------
                          (Exact name of corporation)

organized under the laws of the State of Delaware and herein called the parent corporation, certify as follows:

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1. That the subsidiary corporation(s) to be merged into the parent corporation is/are:

           NAME          STATE OF ORGANIZATION      DATE OF ORGANIZATION

        FMD&E, Inc.      the Commonwealth           April 7, 2000
                         of Massachusetts

                                                                [ILLEGIBLE]
                                                         01 APR-5 AM [ILLEGIBLE]
                                                          CORPORATIOR DIVISION

2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation with which it has voted to merge.

Item 3 below may be deleted if all the corporations are organized under the laws of Massachusetts and if General Laws, Chapter 156B is applicable to them.

3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.

*Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.

4. That at a meeting of the directors of the parent corporation the following vote pursuant to General Laws, Chapter 156B, Section 82, Subsection (a) was duly adopted:

            WHEREAS, the Corporation owns all of the issued and outstanding shares of the capital stock of FMD&E, Inc., a Massachusetts corporation ("FMD&E");

            WHEREAS, the Agreement of Merger (the "Agreement") between the Corporation and FMD&E has been submitted to and reviewed by the Board of Directors of the Corporation; and

            WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation to be merged with FMD&E, with the Corporation surviving such merger (the "Merger") and FMD&E going out of existence, as contemplated by the Agreement;

            NOW THEREFORE, BE IT;

            RESOLVED, that the Merger is hereby authorized and approved, and that the Agreement, in the form reviewed by the Board of Directors, and all transactions contemplated by the Agreement are hereby approved and adopted;

            RESOLVED FURTHER, that the appropriate officers of the Corporation be and they hereby are authorized, empowered and directed to execute and deliver, on behalf of the Corporation, the Agreement in the form reviewed by the Board of Directors, with such changes therein as such appropriate officers may approve upon the consultation with the Corporation's legal counsel, such approval to be conclusively evidenced by the execution of the Agreement;

            RESOLVED FURTHER, that the appropriate officers of the Corporation be and they hereby are authorized, empowered and directed to perform the Agreement and to execute such other documents, including, but not limited

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      to, the Certificate of Ownership and Merger and the Articles of Merger in
      accordance with the DGCL and the Massachusetts Business Corporation Law (the "MBCL"), respectively, and to take such other actions as they may deem necessary or desirable to effectuate the terms and conditions of the Agreement; and

            RESOLVED FURTHER, that the Merger shall be effective upon the filing of the duly executed Certificate of Ownership and Merger, pursuant to the requirements of the DGCL, and the duly executed Articles of Merger, pursuant to the requirements of the MBCL, with the proper officials of the State of Delaware and the Commonwealth of Massachusetts, respectively.

Note: Notes for which the space provided above is not sufficient, should be listed on additional sheets to be numbered 4A, 4B etc. Additional sheets must be 8 1/2 x 11 and have a left hand margin of 1 inch. Only one side should be used.

5. The effective date of the merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date, which shall not be more than thirty days after the date of filing:

Section 6 below may be deleted if the parent corporation is organized under the laws of Massachusetts.

6. The parent corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any corporation organized under the laws of Massachusetts with which it has merged, and any obligation hereafter incurred by the parent corporation, including the obligation created by General Laws, Chapter 156B, Section 82, Subsection (e), so long as any liability remains outstanding against the parent corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligations, including taxes, in the same manner as provided in Chapter 131.

SIGNED UNDER THE PENALTIES OF PERJURY, this 7th day of March, 2001.

     Eugene Levich, President              /s/ E. Levich
------------------------------------------------------------------

     Michael Goldberg, Secretary          /s/ Michael Goldberg
------------------------------------------------------------------

*Delete the inapplicable words. In case the parent corporation is organized under the laws of 9 state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.


                       THE COMMONWEALTH OF MASSACHUSETTS

           ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                   (General Laws, Chapter 156B, Section 82)

                 ============================================

I hereby approve the within Articles of Merger of Parent and Subsidiary Corporations and, the filing fee in the amount of $__________________, having been paid, said articles are deemed to have been filed with me this ______ day of __________________ , 2001.

Effective date: __________________________________________


                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

                        TO BE FILLED IN BY CORPORATION

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                      Photocopy of document to be sent to:

Yelena Barychev
--------------------------------------------------------------------------------

Blank Rome Comisky & McCauley LLP
--------------------------------------------------------------------------------

One Logan Square, Philadelphia, PA 19103-6998
--------------------------------------------------------------------------------

Telephone: 215-569-5737
--------------------------------------------------------------------------------


                               State of Delaware

                       Office of the Secretary of State

                      __________________________________

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

      "FMD&E, INC.", A UNITED STATES CORPORATION,

      WITH AND INTO "CONSTELLATION 3D, INC." UNDER THE NAME OF "CONSTELLATION 3D, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTH DAY OF APRIL, A.D. 2001, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

[STATE OF DELAWARE SEAL]               /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3342170 8100M                                AUTHENTICATION: 1063936

010165619                                              DATE: 04-04-01

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 04/04/2001
                                                        010165619 - 3342170

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING
                                  FMD&E, INC.
                                     INTO
                             CONSTELLATION 3D, INC.

       (Pursuant to Section 253 of the Delaware General Corporation Law)

      Constellation 3D, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

      FIRST: That the Corporation was incorporated on January 9, 2001 pursuant

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to the provisions of the Delware General Corporation Law (the "DGCL").

      SECOND: That the Corporation owns all of the capital stock of FMD&E, Inc., a corporation incorporated under the laws of the Commonwealth of Massachusetts on April 7, 2000.

      THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the members of the Corporation's Board of Directors dated March 7, 2001, determined to merge FMD&E, Inc., into itself:

            WHEREAS, the Corporation owns all of the issued and outstanding shares of the capital stock of FMD&E, Inc., a Massachusetts corporation ("FMD&E");

            WHEREAS, the Agreement of Merger (the "Agreement") between the Corporation and FMD&E has been submitted to and reviewed by the Board of Directors of the Corporation; and

            WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation to be merged with FMD&E, with the Corporation surviving such merger (the "Merger") and FMD&E going out of existence, as contemplated by the Agreement;

            NOW THEREFORE, BE IT:

            RESOLVED, that the Merger is hereby authorized and approved, and that the Agreement, in the form reviewed by the Board of Directors, and all transactions contemplated by the Agreement are hereby approved and adopted;

            RESOLVED FURTHER, that the appropriate officers of the Corporation be and they hereby are authorized, empowered and directed to execute and deliver, on behalf of the Corporation, the Agreement in the form reviewed by the Board of Directors, with such changes therein as such appropriate officers may approve upon the consultation with the Corporation's legal counsel, such approval to be conclusively evidenced by the execution of the Agreement;

            RESOLVED FURTHER, that the appropriate officers of the Corporation be and they hereby are authorized, empowered and directed to perform the Agreement and to execute such other documents, including, but not limited to, the Certificate of Ownership and Merger and the Articles of Merger in accordance with the DGCL and the Massachusetts Business Corporation law (the "MBCL"), respectively, and to take such other actions as they may deem necessary or desirable to effectuate the terms and conditions of the Agreement; and

            RESOLVED FURTHER, that the Merger shall be effective upon the filing of the duly executed Certificate of Ownership and Merger, pursuant to the requirements of the DGCL, and the duly executed Articles of Merger, pursuant to the requirements of the MBCL, with the proper officials of the State of Delware and the Commonwealth of Massachusetts, respectively.

                    [SIGNATURES CONTINUED ON THE NEXT PAGE]

                              AGREEMENT OF MERGER

PARTIES:                Constellation 3D, Inc.
                        a Delaware corporation ("Constellation")

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                        230 Park Avenue
                        Suite 453
                        New York, NY 10169

                        FMD&E, Inc.
                        a Massachusetts corporation ("FMD&E")
                        21G Olympia Avenue, Suite 80
                        Woburn, MA 01801

DATE:                   March 7, 2001.

BACKGROUND: FMD&E is a wholly-owned subsidiary of Constellation. Constellation and FMD&E intend to enter into this Agreement of Merger (the "Agreement") providing for the merger of FMD&E into Constellation (the "Merger").

NOW THEREFORE, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1. Merger. FMD&E, a wholly-owned subsidiary of Constellation, shall be merged into Constellation in accordance with the provisions of this Agreement and in compliance with the Massachusetts Business Corporation Law, as amended (the "MBCL"), and the Delaware General Corporation Law, as amended (the "DGCL" and, collectively, the "Corporation Laws"). The Merger shall have the effect provided for in the Corporation Laws. Constellation shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall exist and be governed by the laws of the State of Delaware. The corporate existence and identity of Constellation, with its purposes and powers, shall continue unaffected and unimpaired by the Merger. On the Effective Date of the Merger, as defined below, Constellation shall succeed to and be fully vested with the corporate existence and identity of FMD&E, and the separate corporate existence and identity of FMD&E shall cease.

2.    Name. The name of the Surviving Corporation is Constellation 3D, Inc.

3. Charter. On the Effective Date, the Certificate of Incorporation of the Surviving Corporation shall be that of Constellation immediately before the Merger.

4. Bylaws. On the Effective Date, the Bylaws of the Surviving Corporation shall be those of Constellation immediately before the Merger.

5. Directors and Officers. The members of the Board of Directors and the officers of the Surviving Corporation on the Effective Date shall continue in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

6. Capital Stock of FMD&E. Each share of the capital stock of FMD&E issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled, retire and cease to exist, and no cash, stock or other property shall be delivered in exchange thereof.

7. Succession. On the Effective Date, the Surviving Corporation shall succeed to all of the rights, privileges, debts, liabilities, powers and property of FMD&E in the manner of and as more fully set forth in Section 259 of the DGCL.

8. Abandonment. Notwithstanding the approval of this Agreement by the sole stockholder of FMD&E, if such approval is necessary, at any time before the Effective Date, (a) this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either FMD&E or

      Constellation or both, (b) the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of FMD&E and Constellation, such action would be in the best interests of such corporations. In the event of the termination of this Agreement, this Agreement shall become void and of no effect and there shall be no liability on the part of either corporation or their respective Boards of Directors or stockholders with respect thereto, except that Constellation shall pay all expenses incurred in connection with the Merger or in respect of this Agreement or relating thereto.

9. Amendment. This Agreement may be amended by the Boards of Directors of FMD&E and Constellation at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of this Agreement by the sole stockholder of FMD&E, if such approval is necessary, shall not (1) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of a constituent corporation,
      (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of the stock of a constituent corporation.

10. Effective Date. As used in this Agreement, the "Effective Date" shall mean the date upon which the duly executed Certificate of Ownership and Merger, pursuant to the requirements of the DGCL, and the duly executed Articles of Merger, pursuant to the requirements of the MBCL, were filed with the proper officials of the State of Delware and the Commonwealth of Massachusetts, respectively.

11. Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

12. Entire Understanding. This Agreement states the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Agreement, and no waiver of any provision of this Agreement, shall be effective unless in writing and signed by the party against whom enforcement is sought.

13. Parties in Interest. This Agreement shall bind, benefit and be enforceable by and against the parties hereto and their respective successors and assigns. No party hereto shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other party. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any persons other than the parties hereto and their respective shareholders and directors.

14. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this

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      Agreement to produce or account for more than one counterpart hereof.

16. Section Headings. Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

17. References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles.

                    [SIGNATURES CONTINUED ON THE NEXT PAGE]


      IN TESTIMONY THEREOF, each undersigned corporation has caused this Agreement of Merger to be signed by its duly authorized officer as of the date first stated above.

                            CONSTELLATION 3D, INC.

                              By: /s/ Eugene Levich
                                 --------------------------------
                                    Name: Eugene Levich
                                    Title: President and Chief Executive Officer

                            Attest: /s/ Michael Goldberg
                                    -----------------------------
                                    Name: Michael Goldberg
                                    Title: Secretary, Director of Legal Affairs
                                    and Chief Operating Officer


                            FMD&E, INC.

                            By: /s/ Vladimir Schwartz
                                ---------------------------------
                                    Name: Vladimir Schwartz
                                    Title: President

                            Attest:
                                    _____________________________
                                    Name: Robert Nicholas
                                    Title: Clerk


      IN TESTIMONY THEREOF, each undersigned corporation has caused this Agreement of Merger to be signed by its duly authorized officer as of the date first stated above.

                            CONSTELLATION 3D, INC.

                            By:
                                __________________________________
                                    Name: Eugene Levich
                                    Title: President and Chief Executive Officer

                            Attest:_______________________________
                                    Name: Michael Goldberg
                                    Title: Secretary, Director of Legal Affairs and Chief Operating Officer


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                            FMD&E, INC.

                            By: /s/ Vladimir Schwartz
                                ---------------------------------
                                    Name: Vladimir Schwartz
                                    Title: President

                           Attest: /s/ Robert Nicholas
                                    -----------------------------
                                    Name: Robert Nicholas
                                    Title: Clerk

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